UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2018

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

130 East Randolph Street Suite 1000 Chicago, IL (Address of principal executive offices)		60601 (Zip Code)
(312) 819-7200 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Emerging growth company (Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark of the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 16, 2018, the Compensation and Management Development Committee of the Board of Directors of Hill-Rom Holdings, Inc. (the “Company”) approved a one-time equity award (the “Award”) for Alton E. Shader, the Company’s Senior Vice President and President, Front Line Care. The Award for Mr. Shader provides for a one-time grant of time-vesting restricted stock units with a grant date fair value equal to $1,000,000 and which will vest in full on the day following the two-year anniversary of the grant date, subject to Mr. Shader’s continued employment through such date.

Item 8.01.    OTHER EVENTS.

Effective July 16, 2018, in connection with the finalization of Hill-Rom Holdings, Inc.’s (the “Company,” “we” or “us”) CEO transition (which included the Company’s Board of Director’s (the “Board”) election of John P. Groetelaars as Chief Executive Officer of the Company, as previously disclosed on the Company’s Form 8-K, filed April 27, 2018), the Board ended William G. Dempsey’s service as Executive Chair of the Board and Mr. Dempsey resumed his prior role as independent Chair of the Board. The terms of Mr. Dempsey’s service as Executive Chair, including his compensation arrangements, were previously disclosed on the Company’s Form 8-K, filed March 7, 2018.

In addition, effective July 16, 2018, the Board ended Ronald A. Malone’s service as Lead Independent Director and Mr. Malone resumed his prior role as Board Member and Chair of the Nominating/Corporate Governance Committee. The terms of Mr. Malone’s service as Lead Director, including his compensation arrangements, were previously disclosed on the Company’s Form 8-K, filed March 7, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
(Registrant)

DATE: July 18, 2018	By:	/s/ Deborah M. Rasin

	Name: Title:	Deborah M. Rasin Senior Vice President, Chief Legal Officer and Secretary